Exhibit 10.12

Motor Purchase and Sales Contract

Contract Number: 201703210001

This contract is jointly signed by and between the following parties on the day of: Mar. 21 2017, in the place of Chanqzhou.

Jiangsu Xiaoniu Electric Technology Co., LTD (“Party A”), the legal citizen of the People’s Republic of China, with the address of No. 5 linqxianq Road.Xitaihu Science and Technology Industrial Park, Changzhou Jiangsu.

Bosch (Ningbo) e-Scooter Motor Co., Ltd (“Party B”), a corporation duly organized and existing under the laws of the PR. China, with its principal place of business at No. 29 Xiaotang Road, Hangzhou Bay New Zone, Ningbo, China.

Party A and Party B, hereinafter individually referred to as “the Party”, collectively as “the Parties”).

The Parties guarantee: the contract and its fulfillment does not violate Chinese laws, rules, regulations, policies, and the party’s rules and regulations, nor with any of the side binding contracts, agreements (including but not limited guarantee contract or agreement) occurring inconsistency. Two parties further represents and warrants that financial condition is safe, there was no insolvency, and do not know any possibility that its creditor to apply for bankruptcy or the right to take over the company, or the exercise the right of its assets.

The parties agree: either party shall bear any direct loss caused by any false or error of above statement representation or warranty within the validity period of this contract at any time.

Whereas in the position of win-win cooperation and common development principles, jointly exploiting electric bike market, the Parties agree as follows:

The product under this Contract is only allowed to be installed on and used in two-wheels type E-Scooters sold within the territory of PRC. Bosch does not provide any quality warranty and does not assume product liability or any other liability for the Customer’s use of such products beyond the aforesaid scope.

1.                                      ORDER

1.1                               According to the requirements, Party A shall fax or e-mail the demanded orders (including the part names, specifications, quantity, technical requirements and special requirements, delivery time, arrival addresses, etc., hereinafter referred to as “Order “) in written form to notify party B. Party B’s designated e-mail address: meirong.laibosch-escooter.com.

1.2                               Party A shall inform party B by Article 1.1 if the plan is adjusted. Party A’s designated e-mail address:                                            .

1.3                               Party B shall designate a person to receive and manage party A’s planning information, and communicate with the party A by Article 1.1.

1.4                               In order to meet delivery requirements, Party A should provide at least N+1 months actual order and N+2 months rolling forecast to party B, Party A ensure it’s updated every month.

2.                                      PRICE

2.1                               The unit price shall be subject to confirmation of the quotation signed (stamped) by both Parties.

2.2                               Both parties reserve the right to adjust prices appropriately in the event of cost reductions or increases incurred after the contract has been entered into.

3.                                      LAED TIME

9 working days from confirmation of the order effective date that signed (Stamped) by both Parties.

4.                                      QUALITY

Product quality standard, quality conditions and terms that Party B shall be responsible for are subject to the signed “Quality Agreement” and “Technical Agreement”.

5.                                      DELIVERY

5.1                               Delivery locations, means: transport to factories of Party A in China mainland, Party A shall write notice to Party B when the consignee is changed.

5.2                               Requirement

5.2.1                     According to the order requirement, Party B shall deliver qualified parts on time to Party A with transportation list that records part names, part codes, specifications, quantity and etc. Party A shall receive the goods with actual number. if unable to deliver goods on time, Party B shall notify Party A in written form 2 working days after received order, while informing the reason, expected date of delivery, countermeasures and etc.

5.2.2                     Party A has the right to reject the goods that the amount is more than its order requirement. Party B supplies the goods according to the order requirement, Party A must not reject qualified parts, and otherwise, Party A shall bear the losses caused to Party B.

5.2.3                     Party B is required to maintain the necessary inventory of raw materials, semi-finished and finished products for a continuous supply.

5.2.4                     Party B shall ensure the stable and continuous production conditions with the product requirement provided by Party A. If any Party plans to stop purchase or supply products, shall give written notice to counterpart 3 months (temporarily) and 6 months (permanently) in advance. And implement after being negotiated and confirmed by both parties. If any Part doesn’t give notice as above stipulation, the losses caused shall be borne by the Part who breach the contract.

5.3                               Means of transportation, charge and risk: by land-carriage, Party B shall bear the charge, the risk prior to the agreed place. The risk shall be borne by the Party A once the goods are received with signature by the representative of Party A.

5.4                               Packaging: the                packaging is designed by Party B, if there are special requirements, Party A shall bear charges of design, development, subscription; packaging are safe and environmentally friendly, no need to recycling, If recycled, the two parties shall deal with it through consultation.

6.                                      ACCEPTANCE

6.1                               The acceptance criteria, methods shall be according to the contract “Technical Agreement” signed by both parties. Party A shall notifies Party B within 5 working days in written form if there is an objection; Party B should be responsible for the quantity difference before entering the warehouse, Party A should be responsible for the quantity difference after enter Part A’s warehouse.

6.2                               Parts quality requirements, technical standards shall be in full compliance with the parts drawings, specifications, sample and other information confirmed by both parties, and for any change, both parties should be resolved through consultation in writing.

6.3                               Party B delivers the parts to the designated place according to the requirements of Party A. Within two working days, Party A shall make inspection and notify Party B if any defective part found in written form. Party B shall within 2 working days make a written application for recheck, or send staff to confirm with Part A, otherwise party B is deemed to agree this notice.

7.                                      PAYMENT

Part A shall pay the price in accordance with the actual payment agreement.

8.                                      WARRANTY AND AFTER SERVICE

8.1                               The Parties agreed: the warranty period is 24 months 45 days from date when cargos leave Part B’s factory. The details should be according to the “Quality & Warranty Agreement” signed by both parties.

8.2                               Party B shall ensure the spare parts supply or substitutable parts for 2 years after end of production.

9.                                      INTELLECTUAL PROPERTY

9.1                               Both parties agreed the application rights and ownership of trademarks, patents, copyrights and other intellectual property exclusively belongs to party who actually creates them. Both parties respect each other’s legitimate rights and interests, and do not infringe the intellectual property rights of any third party in China. And comply with all applicable mandatory laws of China involved.

9.2                               If the part of Part B violates any third party intellectual property rights in China, the Party A shall immediately notifies Party B, and Party B shall assists Party A to defend, and bear the resulting direct loss suffered by the Party A.

9.3                               For the part that related with Part A’s Intellectual property rights (including but not limited to trademarks, patents, copyrights and etc.), unless the written permission of Party A, Party B shall not provide to any other third party of the parts that have Part A’s trademarks and part numbers (including but not limited to testing, sales, gifts, publicity and etc.), Party B shall be responsible for all loss of Party A.

9.4                               Unless get the written confirmation from Party B, Party A shall never launch any marketing activity regarding the company name (incl. Chinese and English names), logo and products of Party B. Otherwise it will be constituted infringement.

10.                               PROHIBITION OF COMMERCIAL BRIBERY

10.1                        Both parties agreed to resolutely eradicate commercial extortion, bribery and other unfair business practices. If Party B commit bribery with any form to Part A’s employees and their relatives including but not limited to “kickbacks”, “Entertainment”, “house-purchase”, “employment”, “domestic or foreign travel,” “Discount Shopping” “Borrow money to the owner of personnel” and etc., are regarded as commercial bribery. Part B shall bear the direct losses caused by its bribery.

10.2                        Party A sets up a special department (Audit & Supervise Department) to handle and investigate the commercial bribery, Party B shall actively cooperate with the Audit and Supervise Department of Party A on investigation regarding the relevant personnel who may be involved in the bribery.

11.                               CONFIDENTIALITY

Unless required by applicable laws, governing court or relevant government authority and without prior agreement between the Parties or obtaining prior written consent from the other party, neither party may directly or indirectly disclose or allow others disclose any information, including but not limited to this contract, or materials exchanged during the negotiation and discussion.

12.                               FORCE MAJEURE

Neither Party shall be responsible for events beyond its reasonable control, including but not limited to acts of God, changes of laws, labour disputes, riots, mobs, fire, floods, war or embargo.

13.                               ASSIGNMENT

Neither Party shall assign or transfer to a third Party not being an Affiliated Company, any part or the whole of this Agreement, or any right and obligation under this agreement without prior written approval from the other Party.

14.                               MODIFICATIONS AND SUPPLEMENTS

Modifications or supplements to this Agreement must be in writing and duly signed by the Parties.

15.                               INVALIDITY OF PROVISIONS

Should any provision of this Agreement be invalid this shall not invalidate the whole of this agreement. Any invalid condition shall much rather be replaced by reasonable provision which is permissible under the Law and which comes closest to the economical intent of the original provision.

16.                               APPLICABLE LAW AND ARBITRATION

16.1                        This Agreement shall be subject to the Chinese Law excluding the conflict of law regulations.

16.2                        All disputes arising under or relating to this Agreement including those that may originate from the Agreement after its termination, shall be settled amicably through friendly negotiation. In case no settlement can be reached through negotiation , both parties have the right to sue to local Court.

17.                               LANGUAGE

This Agreement is made out in both the Chinese and English language. If there are differences between the Chinese and English version, the Chinese version shall prevail.

18.                               VALID

This agreement becomes effective after being signed and stamped by representatives of both Parties. The term of the agreement shall be from Jan.1, 2017 to Dec.31, 2018 (This contract shall continue in force if it expired and both parties still have business before new contract signed. After signed new contract, execution should be according to the new contract). There are four copies, and each party holds two in quadruplicate.

Party A:	Jiangsu Xiaoniu Electric Technology Co., Ltd.	Party B:	Bosch (Ningbo) e-Scooter Motor Co., Ltd

Representative:		Representative:

/s/ Authorized signatory		/s/ Authorized signatory